As filed with the Securities and Exchange Commission on February 10, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SENSEONICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-1210911 (I.R.S. Employer Identification Number)
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Timothy T. Goodnow
Chief Executive Officer
Senseonics Holdings, Inc.
20451 Seneca Meadows Parkway
Germantown, MD 20876-7005
(301) 515-7260
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Darren K. DeStefano
Mark Ballantyne
Cooley LLP
11951 Freedom Drive
Reston, VA 20190-5640
(703) 456-8000

From time to time after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share	54,165,965 shares	$2.69	$145,706,445.85	$15,896.57

(1)
Consists of 54,165,965 shares of common stock issuable upon conversion of Series A Convertible Preferred Stock held by the selling stockholders.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also registers a currently indeterminate number of additional shares of the registrant’s common stock that may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(3)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The calculation of the proposed maximum aggregate offering price of the common stock was based on the average of the high and low price for the common stock on February 4, 2021, as reported on the NYSE American.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2021
Senseonics Holdings, Inc.
54,165,965 Shares of Common Stock
This prospectus relates to the resale from time to time of up to 54,165,965 shares of common stock of Senseonics Holdings, Inc. (the “Company”), by the selling stockholders, including their transferees, pledgees or donees, or their respective successors. We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders. The shares being registered for resale are issuable upon the conversion of our Series A Convertible Preferred Stock (the “Series A Preferred Stock”) held by the selling stockholders. We will not receive any proceeds from the sale of the shares offered by this prospectus or upon the conversion of the Series A Preferred Stock.
The selling stockholders identified in this prospectus, or their respective pledgees, donees, transferees and other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may resell the shares of common stock directly or through one or more underwriters, broker-dealers or agents. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 13. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 11.
We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.
Our common stock is listed on the NYSE American and trades under the symbol “SENS.” On February 9, 2021, the closing sale price of our common stock on the NYSE American was $3.90 per share.
We are a smaller reporting company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we have elected to rely on certain reduced public company disclosure requirements. See “Implications of Being a Smaller Reporting Company.”
Investing in our securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the Securities and Exchange Commission (“SEC”). See the sections entitled “Risk Factors” below on page 9, in the documents incorporated by reference in this prospectus and in the applicable prospectus supplement, if any.
Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                 , 2021.

i

ABOUT THIS PROSPECTUS
Neither we nor the selling stockholders or the underwriters, if any, have authorized anyone to provide you with any information or to make any representation other than as may be contained in or incorporated by reference into this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the SEC. We do not, and the selling stockholders or the underwriters, if any, do not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.
This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process or continuous offering process. Under this shelf registration process, the selling stockholders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that may be offered, from time to time, by the selling stockholders. Each time a selling stockholder sells securities, the selling stockholder may be required to provide you with this prospectus and, in certain cases, a prospectus supplement containing specific information about the selling stockholder and the terms of the securities being offered. That prospectus supplement may include additional risk factors or other special considerations applicable to those securities. Any prospectus supplement may also add, update, or change information in the prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.
You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you.
Unless we state otherwise or the context otherwise requires, references to “Senseonics,” the “Company,” “us,” “we” or “our” in this prospectus mean Senseonics Holdings, Inc. and, where appropriate, our sole subsidiary. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities. We use Senseonics, the Senseonics logo, Eversense and Eversense XL as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the Registration Statement and the exhibits and schedules thereto, are also available to the public from the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at http://senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.
The following documents are incorporated by reference into this document:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 16, 2020, as amended on April 28, 2020;

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on June 9, 2020, August 10, 2020 and November 9, 2020, respectively;

•
our Current Reports on Form 8-K filed with the SEC on March 23, 2020, March 26, 2020, April 22, 2020, April 27, 2020, May 7, 2020, May 18, 2020, July 2, 2020, August 10, 2020 (as amended on August 31, 2020), August 18, 2020, October 6, 2020, October 26, 2020, November 9, 2020, January 12, 2021 and January 19, 2021 (as amended on January 21, 2021) to the extent the information in such reports is filed and not furnished;

•
our Proxy Statements filed with the SEC on May 18, 2020 and September 4, 2020, to the extent the information therein is filed and not furnished; and

•
the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876-7005, telephone: (301) 515-7260.
Any statement contained in this prospectus or contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any subsequently filed supplement to this prospectus, or document deemed to be incorporated by reference into this prospectus modifies or supersedes such statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as any amendments thereto, as applicable, filed with the SEC. All statements other than statements of historical fact could be deemed forward-looking, including statements about:
•
the timing of, and our ability to obtain and maintain regulatory approval of, Eversense XL in the United States;

•
our ability to maintain regulatory approval of Eversense in the United States;

•
our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;

•
the success of our collaboration and commercialization agreement with Ascensia Diabetes Care Holdings AG (“Ascensia”);

•
the clinical utility of Eversense;

•
our ability to develop future generations of Eversense;

•
our ability to service our outstanding indebtedness;

•
our ability to continue as a going concern;

•
the timing and availability of data from our clinical trials;

•
the timing of our planned regulatory filings;

•
our future development priorities;

•
our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;

•
our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;

•
our commercialization, marketing and manufacturing capabilities and strategy;

•
our ability to comply with applicable regulatory requirements;

•
our ability to maintain our intellectual property position;

•
our estimates regarding the size of, and future growth in, the market for Continuous Glucose Monitoring systems;

•
effects of the COVID-19 pandemic;

•
our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations;

•
our use of proceeds from this offering; and

•
our estimates regarding our future expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target,” “seek,” “contemplate,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each such forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.
You should refer to the “Risk Factors” section contained in this prospectus and the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference herein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as well as any amendments thereto reflected in our subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.
Company Overview
We are a medical technology company focused on the development and commercialization of long-term, implantable continuous glucose monitoring, or CGM, systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our Eversense and Eversense XL CGM systems are designed to continually and accurately measure glucose levels in people with diabetes via a small under-the-skin sensor, a lightweight and rechargeable smart transmitter worn on the skin, and a convenient app for real-time glucose monitoring and management for a period of up to 90 and 180 days, respectively, as compared to seven to 14 days for non-implantable CGM systems.
The extended life Eversense XL CGM System, for use up to 180 days, is currently available in select markets in Europe, the Middle East, and Africa, or EMEA. The Eversense CGM System, for use up to 90 days, launched commercially in the United States in July 2019 and is currently available in the United States. On September 2020, we submitted a Premarket Approval (PMA) application for the extended life Eversense XL to the United States Food and Drug Administration (FDA), which is presently pending. We sell directly to our network of distributors and strategic fulfillment partners, who provide the Eversense system to healthcare providers and patients through a prescribed request and invoice insurance payors for reimbursement. Sales of our Eversense systems are widely dependent on the ability of patients to obtain coverage and adequate reimbursement from third-party payors or government agencies. We leverage and target regions where we have coverage decisions for patient device use and provider insertion and removal procedure payment.
Company Information
We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy (the “Acquisition”).
In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.
Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876-7005. Our telephone number is (301) 515-7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference in this prospectus supplement the information on, or accessible through, our website, and you should not consider it as part of this prospectus supplement.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company until we have a non-affiliate public float in excess of $250 million and annual revenues in excess of $100 million, or a non-affiliate public float in excess of $700 million, each as determined on an annual basis. A smaller reporting company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:
•
being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•
not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting (beginning with the fiscal year ended December 31, 2020); and

•
reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements.

To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

The Offering
Common stock offered by the selling stockholders
54,165,965 shares
Terms of the offering
The selling stockholders, including their transferees, donees, pledgees or successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the NYSE American or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at prevailing market prices, at prices related to prevailing market prices or at negotiated prices. See “Plan of Distribution” on page 13.
Use of proceeds
We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.
Risk factors
See “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in shares of our common stock.
NYSE American symbol
SENS

RISK FACTORS
Investing in our common stock involves risks. You should carefully consider the risk factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, and any updates to those risk factors or new risk factors contained in our subsequent filings with the SEC, all of which is incorporated by reference into this prospectus, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act, as well as any prospectus supplement relating to a specific offering or resale. Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” above. These risks could materially affect our business, results of operations or financial condition and affect the value of our common stock. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, results of operations or financial condition.

USE OF PROCEEDS
The selling stockholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the common stock described herein. We will not receive any proceeds from these sales.

SELLING STOCKHOLDERS
The shares of common stock being offered by the selling stockholders are those issuable to the selling stockholders upon the conversion of the Series A Preferred Stock held by the selling stockholders. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time.
The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, as of February 4, 2020, assuming full conversion of the Series A Preferred Stock held by the selling stockholders on that date.
In accordance with the terms of the registration rights agreement with the selling stockholders, this prospectus generally covers the resale of that number of shares of common stock issuable upon conversion of the Series A Preferred Stock.
For purposes of this prospectus, “selling stockholders” includes the stockholders listed below and their permitted pledgees, donees, transferees, designees or successors-in-interest who may acquire securities through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. Our registration of the resale of the shares of common stock issuable upon conversion of the Series A Preferred Stock does not necessarily mean that the selling stockholders will sell all or any of such common stock. The following table sets forth certain information as of February 4, 2021 concerning the shares of common stock that may be offered from time to time by each selling stockholder with this prospectus. The information is based on information provided by or on behalf of the selling stockholders.
Selling stockholder information for each additional selling stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling stockholder’s shares pursuant to this prospectus. Information about the selling stockholders may change over time. Any changed or new information given to us by the selling stockholders, including the identity of each selling stockholder and the number of shares registered on its behalf, will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.
	Shares Beneficially Owned Prior to the Offering		Number of Shares Being Offered for Resale	Shares Beneficially Owned After the Offering
Name and Address of Selling Stockholder	Shares	Percentage(1)		Shares(2)	Percentage(2)
Marlin Fund, Limited Partnership(3)	6,010,504	1.6%	6,010,504	0	*
Marlin Fund II, Limited Partnership(3)	4,493,697	1.2%	4,493,697	0	*
MSS SENS SPV LP(3)	14,250,000	3.7%	14,250,000	0	*
Senvest Master Fund, LP(4)	3,151,260	*	3,151,260	0	*
Senvest Global (KY), LP(5)	1,050,420	*	1,050,420	0	*
BioStar Ventures III-XF, L.P.(6)	4,201,681	1.4%	4,201,681	0	*
Steward Capital Holdings, LP(7)	21,108,403	5.4%	20,108,403	100,000	*

*
Less than 1%

(1)
The percentage is based on 372,288,782 shares of common stock outstanding as of February 4, 2021, adjusted in accordance with Rule 13d-3 under the Exchange Act.

(2)
Assumes the sale of all shares offered pursuant to this prospectus and treats all such shares as outstanding for the purpose of calculating the beneficial ownership percentage.

(3)
The power to vote and dispose of these shares is held by Michael W. Masters, Managing Member of the General Partner of Marlin Fund, Limited Partnership and Marlin Fund II, Limited Partnership. Michael W. Masters holds the power to vote and dispose of an aggregate of (i) 24,754,201 shares of common stock issuable upon conversion of an aggregate of 11,783 shares of Series A Preferred Stock held by Marlin Fund, Limited Partnership, Marlin Fund II, Limited Partnership and MSS

SENS SPV LP and (iii) 2,000,000 shares of common stock not held directly by a selling stockholder. The address of the selling stockholder is 3060 Peachtree Road, NW, Ste 1425, Atlanta, GA, 30305.
(4)
The power to vote and dispose of these shares is held by RIMA Senvest Master Fund GP, LLC, which is controlled by Richard Mashaal. The address of the selling stockholder is c/o Senvest Management, 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(5)
The power to vote and dispose of these shares is exercised by the board of directors of Senvest Global GP Inc., the general partner of the selling stockholder, which consists of Frank Daniel, George Malikotsis and Victor Mashaal. The address of the selling stockholder is c/o Senvest Management, 540 Madison Avenue, 32nd Floor, New York, NY 10022.

(6)
The power to vote and dispose of these shares is held by BioStar Ventures III-XF, LLC. BioStar Ventures III-XF, LLC is the general partner of BioStar Ventures III-XF, L.P. and BioStar Ventures III-XF, LLC exercises voting and investment power through a group of managers comprised of Steven Almany, M.D., Louis Cannon, M.D., Michael Fulton, M.D. and Renee Masi, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares held by BioStar Ventures III-XF, L.P. The address of the selling stockholder is 206 Bridge Street. Charlevoix, Michigan 49720.

(7)
The power to vote and dispose of these shares is held by Donald P. Johns, the vice president of the selling stockholder. The address of the selling stockholder is 3900 S. Overland Avenue, Springfield, MO 65807.

Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, none of the selling stockholders has, or within the last three years has had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as a holder of our securities.

PLAN OF DISTRIBUTION
We are registering our common stock (the “Securities”) covered by this prospectus on behalf of the Selling Stockholders. All costs, expenses and fees connected with the registration of these Securities will be borne by us. Any brokerage commissions and similar expenses connected with selling the Securities will be borne by the Selling Stockholders. The Selling Stockholders may offer and sell the Securities covered by this prospectus from time to time in one or more transactions. The term “Selling Stockholders” includes pledgees, donees, transferees, designees and other successors-in-interest who may acquire Securities through a pledge, gift, partnership distribution or other non-sale related transfer from the Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These transactions include:
•
through one or more underwriters or dealers in a public offering and sale by them, whether individually or through an underwriting syndicate led by one or more managing underwriters;

•
in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•
directly to a limited number of purchasers or to a single purchaser;

•
through agents;

•
by delayed delivery contracts or by remarketing firms;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

•
exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;

•
block trades in which the broker-dealer attempts to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•
transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•
through distributions by a Selling Stockholder or its successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
a combination of any such method of sale; or

•
any other method permitted pursuant to applicable law.

In connection with distributions of the Securities or otherwise, the Selling Stockholders may:
•
sell the Securities:

•
in negotiated transactions;

•
in one or more transactions at a fixed price or prices, which may be changed from time to time;

•
at market prices prevailing at the times of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices;

•
sell the Securities:

•
on a national securities exchange;

•
in the over-the-counter market; or

•
in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;

•
sell the Securities short and/or deliver the Securities to close out short positions;

•
enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of Securities covered by this prospectus, which they may in turn resell; and

•
pledge Securities to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The Selling Stockholders may also resell all or a portion of the Securities in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.
If underwriters are used in the sale of any Securities, such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Securities may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).
If a dealer is used in an offering of Securities, the dealer may purchase the securities, as principal. The dealer may then resell the Securities to the public at varying prices to be determined by the dealer at the time of sale.
Securities may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.
Underwriters who participate in the distribution of Securities may be granted an option to purchase additional Securities in connection with the distribution.
Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
In connection with sales of Securities, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of Securities in the course of hedging in positions they assume. The Selling Stockholders may also sell Securities short and the Selling Stockholders may deliver Securities covered by this prospectus to close out short positions and to return borrowed Securities in connection with such short sales. The Selling Stockholders may also loan or pledge Securities to broker-dealers that in turn may sell such Securities, to the extent permitted by applicable law. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Securities offered by this prospectus, which Securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders may also transfer and donate Securities in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A Selling Stockholder that is an entity may elect to make an in-kind distribution of Securities to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable Securities pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be Selling Stockholders and will be entitled to sell Securities pursuant to this prospectus.
Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act of 1934.
Underwriters, broker-dealers or agents who may become involved in the sale of Securities may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.
In effecting sales, the Selling Stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders and/or from the purchasers of Securities for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any Selling Stockholders and any broker-dealer or agent regarding the sale of any Securities by the Selling Stockholders.
The Selling Stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the Securities covered by this prospectus may be “underwriters” under the Securities Act with respect to those Securities and will be subject to the prospectus delivery requirements of that Act. Any profit that the Selling Stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of Securities acquired as principal, may constitute underwriting discounts and commissions. If the Selling Stockholders are deemed to be underwriters, the Selling Stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.
The securities laws of some states may require the Selling Stockholders to sell the Securities in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify the Securities for sale in those states unless an exemption from registration and qualification is available and the Selling Stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of Securities in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. All of the foregoing may affect the marketability of the Securities and the ability of any person to engage in market-making activities with respect to the Securities.
If any Selling Stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of Securities through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•
the number of Securities involved in the arrangement;

•
the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase Securities, as required;

•
the proposed selling price to the public;

•
any discount, commission or other underwriting compensation;

•
the place and time of delivery for the Securities being sold;

•
any discount, commission or concession allowed, reallowed or paid to any dealers; and

•
any other material terms of the distribution of Securities.

In addition, if the Selling Stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the Selling Stockholder intends to sell any securities, we will file an amendment to the registration statement of which this prospectus forms a part of or a supplement to this prospectus, if required.

LEGAL MATTERS
The validity of the shares of common stock being offered hereby will be passed upon for us by Cooley LLP, Reston, Virginia. Any underwriters will also be advised about the validity of the shares of common stock and other legal matters by their own counsel, which will be named in the applicable prospectus supplement.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The following table sets forth an estimate of the fees and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.
Registration Fee	$15,897
Legal Fees and Expenses	50,000
Accounting Fees and Expenses	10,000
Miscellaneous Fees and Expenses	4,103
Total	$80,000
Item 15.   Indemnification of Officers and Directors
Under Section 145 of the Delaware General Corporation Law (“DGCL”), we have broad powers to indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Section 145 of the DGCL generally provides that a Delaware corporation has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.
Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that (i) eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the fullest extent permitted under applicable law, (ii) require us to indemnify our directors and executive officers to the fullest extent permitted by the DGCL or other applicable law and (iii) provide us with the power, in our discretion, to indemnify our other officers, employees and other agents as set forth in the DGCL or other applicable law. We believe that these provisions of our amended and restated certificate of incorporation and amended and restated bylaws are necessary to attract and retain qualified persons as directors and officers. These provisions do not eliminate our directors’ or officers’ duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under the DGCL. In addition, each director will continue to be subject to liability pursuant to Section 174 of the DGCL, for breach of such director’s duty of loyalty to us, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that such director believes to be contrary to our best interests or the best interests of our stockholders, for any transaction from which such director derived an improper personal benefit, for acts or omissions involving a reckless disregard for such director’s duty to us or to our stockholders when such director was aware or should have been aware of a risk of serious injury to us or to our stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of such director’s duty to us or to our stockholders, for improper transactions between such director and us and for improper loans to directors and officers. These provisions also do not affect a director’s responsibilities under any other law, such as the federal securities law or state or federal environmental laws.
As permitted by Delaware law, we have entered into indemnification agreements with each of our current directors and officers pursuant to the foregoing provisions. We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.
The underwriting agreement, if any, entered into with respect to an offering of securities registered hereunder will provide for indemnification by any underwriters of any offering, our directors and officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.   Exhibits and Financial Statement Schedules
Exhibit Number	Description of Document
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
4.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No 001-37717), filed with the SEC on August 8, 2018).
4.3	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the SEC on March 23, 2016).
4.4	Specimen stock certificate evidencing shares of Common Stock (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-208984), filed with the SEC on March 8, 2016).
4.5	Registration Rights Agreement, dated as of December 7, 2015, by and among the Registrant and certain of its stockholders (incorporated by reference to Exhibit 4.1 to the Registrant’s Current
Report on Form 8-K (File No. 333-198168), filed with the SEC on December 10, 2015).
4.6	Certificate of Designation of the Series A Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37717), filed with the SEC on August 18, 2020).
4.7	Registration Rights Agreement, dated as of August 9, 2020, by and between the Registrant and PHC Holding Corporation (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K/A (File No. 001-37717), filed with the SEC on August 31, 2020).
4.8	Registration Rights Agreement, dated as of August 9, 2020, by and between the Registrant and certain purchasers named therein (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K/A (File No. 001-37717), filed with the SEC on August 31, 2020).
4.9	Investor Rights Agreement, dated as of August 9, by and between the Registrant and PHC Holding Corporation (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K/A (File No. 001-37717), filed with the SEC on August 31, 2020).
4.10	Investor Rights Agreement, dated as of August 9, 2020, by and between the Registrant and certain purchasers named therein (incorporated by reference to Exhibit 4.4 to the Registrant’s Form 8-K/A (File No. 001-37717), filed with the SEC on August 31, 2020).
*5.1	Opinion of Cooley LLP
*23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
*23.2	Consent of Cooley LLP (included in Exhibit 5.1)
*24.1	Power of Attorney (included on signature page)

*
Filed herewith

Item 17.   Undertakings
The undersigned Registrant hereby undertakes:
(a)(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)   That for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Germantown, State of Maryland, on February 9, 2021.
SENSEONICS HOLDINGS, INC.
By:	/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow President and Chief Executive Officer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy T. Goodnow and Nick B. Tressler, and each of them, his true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (iv) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ TIMOTHY T. GOODNOW Timothy T. Goodnow	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2021
/s/ NICK B. TRESSLER Nick Tressler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2021
/s/ DOUGLAS S. PRINCE Douglas S. Prince	Director	February 9, 2021
/s/ PETER JUSTIN KLEIN Peter Justin Klein	Director	February 9, 2021
/s/ DOUGLAS A. ROEDER Douglas A. Roeder	Director	February 9, 2021
/s/ EDWARD J. FIORENTINO Edward J. Fiorentino	Director	February 9, 2021

Signature	Title	Date
/s/ FRANCINE KAUFMAN Francine Kaufman	Director and Chief Medical Officer	February 9, 2021
/s/ STEPHEN P. DEFALCO Stephen P. DeFalco	Director	February 9, 2021
/s/ STEVEN EDELMAN Steven Edelman	Director	February 9, 2021
/s/ ANTHONY RAAB Anthony Raab	Director	February 9, 2021
/s/ ROBERT SCHUMM Robert Schumm	Director	February 9, 2021